Exhibit 99.1

La Rosa Holdings Corp. Announces Authorization of Stock Buyback Program

Celebration, FL – April 24, 2025 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, announced today that its Board of Directors has a stock buyback program to repurchase up to $500,000 of its outstanding shares of common stock on the open market, in accordance with all applicable securities laws and regulations. The Company’s decision to repurchase its shares, as well as the timing of such repurchases, will depend on a variety of factors that include ongoing assessments of the Company’s capital needs, market conditions and the price of the Company’s common stock, and other corporate considerations, as determined by management.

Joe La Rosa, CEO of La Rosa, commented, “We’re pleased to announce the launch of our share repurchase program, a strategic move to enhance stockholder value, as we believe our stock represents a compelling investment opportunity at current levels. We believe that the Board’s authorization reflects its confidence in our business model and long-term outlook. In our view, the past few months have been transformative, highlighted by a 119% increase in revenue to $69.4 million for fiscal 2024 and a 55% increase to $17.7 million in the fourth quarter alone. We also expanded our agent network to over 2,700, positioning the Company stronger than ever before. Despite this progress, we believe our current share price does not reflect the underlying value and momentum. We remain highly encouraged by the road ahead and look forward to sharing updates on several key initiatives in progress.”

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is transforming the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 26 corporate-owned brokerage offices across Florida, California, Texas, Georgia, North Carolina, and Puerto Rico. La Rosa also recently started its expansion into Europe, beginning with engagement of the area developer in Spain. Additionally, the Company has six franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors' landmark settlement on our business operations, and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com